UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):	August 1, 2014

Pyramid Oil Company
(Exact name of registrant as specified in its charter)

California	0-5525	94-0787340
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2008 - 21st Street Bakersfield, California		93301
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	(661) 325-1000

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On August 1, 2014, the registrant, Pyramid Oil Company (“Pyramid”) and privately held Yuma Energy, Inc. (“Yuma”) entered into a technical amendment to the definitive merger agreement (“Merger Agreement”) for an all-stock transaction (the “Merger”) announced by the parties on February 6, 2014. The Merger Agreement and the proposed Merger are fully described in a Current Report on Form 8-K dated and filed with the Securities and Exchange Commission (“SEC”) on February 6, 2014. All economic terms and conditions of the previously reported Merger Agreement remain unchanged. The parties have, however, determined to forego the proposed reincorporation of Pyramid from California to Delaware. The parties mutually determined that the shareholders of both companies would be better served by the flexibility presently available to Pyramid as a result of its SEC reporting history if it were not reincorporated.

The description of the Merger Agreement in the Current Report on Form 8-K filed February 6, 2014 continues to be accurate except to the extent that the proposed reincorporation has been eliminated.

The Amended and Restated Plan of Merger and Reorganization dated August 1, 2014 (“Amendment”) is filed under Item 9.01 below as are the amended and restated voting agreements entered into by the major shareholders of Pyramid and Yuma, respectively, as modified to include the Amendment.

Cautionary Statement Regarding Forward-Looking Statements

This document contains certain forward-looking statements about Pyramid including statements that involve risks and uncertainties concerning Pyramid’s proposed transaction with Yuma. Actual events or results may differ materially from those described, expressed or implied in this press release due to a number of risks and uncertainties, many of which are beyond the control of Pyramid. The potential risks and uncertainties include, among others, the possibility that the transaction will not close or that the closing may be delayed, general economic conditions, industry specific conditions and the possibility that Pyramid may be adversely affected by other economic, business, and/or competitive factors. In addition, please refer to the documents that Pyramid files with the SEC on Forms 10-K, 10-Q and 8-K. These filings identify and address other important factors that could cause Pyramid’s financial and operational results to differ materially from those contained in the forward-looking statements set forth in this document. Accordingly, no assurance can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on the results of operations or financial condition of Pyramid. Pyramid is under no duty to update any of the forward-looking statements after the date of this document to conform to actual results.

Additional Information about the Merger and Where to Find it

In connection with the proposed Merger, Pyramid will file with the SEC a registration statement on Form S-4, including a proxy statement/prospectus, and other relevant materials in connection with the proposed acquisition of Yuma by Pyramid. The materials to be filed by Pyramid with the SEC may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, such materials may be obtained free of charge from Pyramid’s website at www.pyramidoil.com.

INVESTORS AND SECURITY HOLDERS OF PYRAMID ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND THE OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED MERGER BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER, THE PARTIES TO THE MERGER AGREEMENT AND THE COMMON STOCK OF PYRAMID TO BE ISSUED IN THE MERGER. Pyramid and its directors, executive officers and other members of management and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies of Pyramid shareholders in connection with the proposed Merger. Information concerning the interests of Pyramid directors and executive officers who may be deemed to be participants in the solicitation, which may, in some cases, be different than those of Pyramid shareholders generally, is set forth in the materials filed with the SEC on Form 10-K and will be set forth in the proxy statement/prospectus relating to the Merger when it becomes available.

Item 9.01.	Financial Statements and Exhibits.

2.1A	Amended and Restated Agreement and Plan of Merger and Reorganization, dated as of August 1, 2014, by and among Pyramid Oil Company, Yuma Energy, Inc., Pyramid Delaware Merger Subsidiary, Inc., and Pyramid Merger Subsidiary, Inc.*

10.1A	Amended and Restated Voting Agreement dated as of August 1, 2014, between Michael D. Herman and Yuma Energy, Inc.

10.2A	Amended and Restated Voting Agreement dated as of August 1, 2014, among Pyramid Oil Company and certain shareholders of Yuma Energy, Inc.

*	Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. Pyramid will furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PYRAMID OIL COMPANY

August 4, 2014	By:	/s/ Michael D. Herman
Name: Michael D. Herman
Title: Interim President and Chief Executive Officer